Exhibit 21

List of Subsidiaries of ZBB Energy Corporation

1.        ZBB Energy Pty Ltd. (Australia)

2.        ZBB PowerSav Holdings Limited (Hong Kong)

3.        ZBB Cayman Corporation (Cayman Islands)